UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2011

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

                                                                                                                                                                                                                             (Address of principal executive offices)                          (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

                                                                                          Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Robert Lee has tendered his resignation from the Company’s Board of Directors effective December 30, 2011 for personal reasons.  Mr. Lee did not resign because of any disagreement with the Company.

(d) On December 30, 2011, the Board of Directors of the Company unanimously elected Edmund Moy as a director to the Board of Directors, effective immediately.  Mr. Moy is an executive with high-level experience in both public and private sectors, including without limitation, as the 38th Director to the United States Mint at the U.S. Department of the Treasury from September 2006 through January 2011, and as Special Assistant to the President of the United States at the White House from 2001 through 2006.  After becoming a Board member of the Company, Mr. Moy will continue his roles as Vice President of Corporate Infrastructure of the Company.  Mr. Moy earned a B.A. from the University of Wisconsin with a triple major in economics, international relations, and political science.  Mr. Moy will serve as director until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

ITEM 8.01. Other Events.

On December 30, 2011, the Company issued a press release regarding the election of Mr. Moy as a Board member of the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 30, 2011.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer

 Date: January 5, 2012